FOR IMMEDIATE RELEASE

Contact:  George Bilek
847-827-9880

JUNO LIGHTING, INC.
ANNOUNCES RECORD FIRST QUARTER RESULTS

Des Plaines, IL, March 24, 2005... Juno Lighting, Inc. (NASDAQ-JUNO) announced that for the quarter ended February 28, 2005 sales increased 19.5% to $60,814,000 compared to first quarter 2004 sales of $50,891,000 as the Company achieved solid growth in all end markets. Operating income for the first quarter of 2005 increased 26.7% to $11,515,000 compared to $9,086,000 for the prior year's first quarter. Net income available to common shareholders for the first quarter of 2005 was approximately $1,481,000, after taking into account $622,000 ($390,000 net of income taxes) for foreign currency translation loss ($0.53 per common share on a basic and $0.48 on a diluted basis), compared to net income available to common shareholders of $493,000 ($0.19 per common share on a basic and diluted basis) for the like period in 2004.

Commenting on the first quarter results President and CEO Tracy Bilbrough said "This quarter's strong performance gives us seven consecutive quarters of double-digit organic sales growth. Despite much higher raw material costs vs. the first quarter of 2004, we were able to leverage our sales growth into a substantial increase in our operating earnings."

The Company will conduct a conference call on March 24, 2005 at 3:30 p.m. Central Standard Time. Those interested may listen to the call by dialing 888-459-8438, pass code "JUNO" and leader "George Bilek". A replay of the conference call will be available from 6:00 PM (Central) March 24, 2005 to 6:00 PM March 31, 2005 by dialing (800) 873-2117 (U.S.) and (402) 220-5071 (Int'l), pass code 54321.

Juno Lighting, Inc. is a leader in the design, manufacturing, and marketing of lighting fixtures for commercial and residential use. This press release contains various forward-looking statements that are not statements of historical events. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated, indicated or expected. Such risks and uncertainties include: economic conditions generally, levels of construction and remodeling activities, our ability to improve manufacturing efficiencies, disruptions in manufacturing or distribution, product and price competition, raw material prices, our ability to develop and successfully introduce new products, consumer acceptance of such new products, the ability of our new products to perform as designed when utilized by consumers, technology changes, patent issues, exchange rate fluctuations, and other risks and uncertainties. Juno undertakes no obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

JUNO LIGHTING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except for share amounts)
	Three Months Ended

	Feb. 28,	Feb. 29,
	2005	2004

Net sales	$60,814	$50,891
Cost of sales	30,547	25,540

Gross profit	30,267	25,351
Selling, general and administrative expenses	18,752	16,265

Operating income	11,515	9,086

Other income (expense):
Interest expense	(3,203)	(3,630)
Interest and dividend income	4	5
Unrealized gain (loss) on interest rate swap	-	110
Loss on foreign currency translation	(622)	-
Miscellaneous	3	34

Total other (expense)	(3,818)	(3,481)

Income before taxes on income	7,697	5,605
Taxes on income	2,876	2,075

Net income	4,821	3,530
Less: preferred stockholder participation rights	3,340	3,037

Net income available to common shareholders	$1,481	$493

Net income per common share (A)
Basic	$.53	$.19
Diluted	$.48	$.19

Average number of outstanding shares
Basic	2,804,111	2,600,264
Diluted	3,076,129	2,632,152

EBITDA (B)	$12,443	$10,460

(A	)	Net Income per common share is reported in compliance with EITF 03-06, effective for quarters ending after June 30, 2004, which resulted in no restatement for the quarter ended February 29, 2004.
(B	)

EBITDA represents earnings before (a) taxes on income, (b) interest expense, (c) interest, dividend, and other miscellaneous income, (d) depreciation and amortization, (e) deferred compensation and (f) other non-cash charges. EBITDA is not a calculation prepared in accordance with generally accepted accounting principles and, because all companies do not calculate EBITDA identically, the presentation of EBITDA herein is not necessarily comparable to similarly entitled measures of other companies. The reconciliation of EBITDA is set forth in the table below. Additionally, EBITDA is not intended to represent and should not be considered more meaningful than, or an alternative to, measures of operating performance as determined in accordance with generally accepted accounting principles. However, EBITDA data are included because management understands that such information is considered by certain investors as an additional basis on which to evaluate Juno's ability to pay interest, repay debt and make capital expenditures. We also use EBITDA as an integral part of internal reporting to evaluate management team performance and to monitor compliance with certain financial covenants in our credit agreements.

EBITDA reconciliation (unaudited)
	Three Months Ended

(In thousands)	Feb. 28,	Feb. 29,
	2005	2004

Net income	$4,821	$3,530

Add back (subtract):
Income taxes	2,876	2,075
Interest expense	3,203	3,630
Unrealized gain on interest rate swap	-	(110)
Loss on foreign currency translation	622
Interest, royalty and miscellaneous income	(7)	(39)
Depreciation and amortization	916	1,374
Deferred compensation and other non-cash charges	12	-

EBITDA	$12,443	$10,460

JUNO LIGHTING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	(in thousands)
	Feb. 28,	November 30,
	2005	2004

	(Unaudited)	(Unaudited)
Assets
Current assets:
Cash	$471	$2,362
Accounts receivable, less customer allowances of $985
and $1,060	43,094	42,350
Inventories	30,869	27,049
Prepaid expenses and other current assets	4,115	4,161

Total current assets	78,549	75,922

Property and equipment, net	40,014	40,202

Goodwill	18,468	18,690
Intangibles, net of accumulated amortization of $2,044
and $1,796	4,905	5,125
Other assets	1,354	419

Total assets	$143,290	$140,358

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$18,126	$17,019
Accrued liabilities	12,423	16,420
Short term borrowings	4,700	2,500
Current maturities of long-term debt	1,650	1,650

Total current liabilities	36,899	37,589

Long-term debt, less current maturities	193,025	194,438

Deferred income taxes payable	3,637	4,027

Preferred dividend payable	9,642	6,428
Commitments and contingencies
Redeemable preferred stock, series A and B convertible $.001 par value; $100 stated value; 5,000,000 shares
authorized and 1,063,500 shares issued, stated at redemption value	116,876	116,876

Stockholders' deficit
Common stock, $.001 par value;
Shares authorized 45,000,000;
Issued 2,810,791 and 2,800,691	3	3
Paid-in capital	1,592	1,305
Accumulated other comprehensive income	877	560
Stockholder note receivable	(200)	(200)
Accumulated deficit	(219,061)	(220,668)

Total stockholders' deficit	(216,789)	(219,000)

Total liabilities, redeemable preferred stock and stockholders' deficit	$143,290	$140,358

JUNO LIGHTING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	(in thousands)
	Three Months Ended

	Feb 28,	Feb.29,
	2005	2004

Cash flows provided by operating activities:

Net income	$4,821	$3,530
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,117	1,373
Unrealized loss (gain) on interest rate swap	-	(110)
Deferred income taxes	(16)	(223)
Deferred compensation	12	-
Interest expense	(27)	-
Tax benefit on stock options exercised	71	-
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(889)	2,141
(Increase) in inventories	(3,973)	(2,090)
(Increase) decrease in prepaid expenses and other current assets	(681)	705
Decrease (increase) in other assets	233	(423)
(Decrease) in accounts payable and accrued liabilities	(2,810)	(3,512)

Net cash (used in) provided by operating activities	(2,142)	1,391

Cash flows used in investing activities:
Capital expenditures	(780)	(461)

Cash used in investing activities	(780)	(461)

Cash flows provided by (used in) financing activities:
Principal payments on long-term debt, including the revolver and bank debt	(20,327)	(19,079)
Proceeds from bank debt, including the revolver	21,200	16,800
Debt refinancing costs	(29)	-
Proceeds from exercise of stock options	204	547

Net cash provided by (used in) financing activities	1,048	(1,732)

Effect of exchange rate changes on cash	(17)	-

Net decrease in cash	(1,891)	(802)

Cash at beginning of period	2,362	1,702

Cash at end of period	$471	$900

Supplemental disclosures of cash flow information:

Cash paid during the period for:
Interest	$3,244	$7,341
Income taxes	573	158